                                                                   Exhibit 10.11

                              Management Agreement

    THIS AGREEMENT, made and entered into this 21 day of January, 1998 by and between FIRST STATE BANK, a Nebraska State Bank, hereinafter referred to as "FSB' and Western Management Corporation, a Nebraska corporation, hereinafter referred to as "WMC".

    WITNESSETH:

    WHEREAS, FSB desires to avail itself of the services of WMC and utilize its managerial ability be entering into a management agreement with WMC.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

    I. EFFECTIVE DATE: The effective date of this agreement is January 1, 1998.

    II. TERM: The term of this agreement shall be for a period from and after the effective date thereof to the date of the annual meeting of the Board of Directors for the year 1998 and shall remain in force and effective from year to year thereafter, upon renewal hereof in accordance with Article III below.

    III. RENEWAL, MODIFICATION AND TERMINATION: Renewal of this agreement shall be made by ratification thereof by the Board of Directors of FSB each year at its annual meeting, beginning with the year 1998, which ratification shall approve the contract for the coming year. For purposes of this agreement the "year" referred to in this paragraph shall mean the period beginning with the date of the annual meeting of the Board of Directors of FSB to the date of the next such annual meeting as prescribed by the By-laws of FSB. It is mutually understood and agreed by and between the parties hereto that this agreement and all terms and conditions therein contained are subject to negotiations and amendment at each of the said annual meetings of the Board of directors and that such agreement may be terminated or renewed by either party.

    IV. DELEGATION: It is further mutually understood and agreed that the formulation of Company policy is not hereby delegated to FSB and that the function of the Board of Directors of FSB shall not be modified or abridged by the execution of this agreement. Likewise the appointment of WMC as manager hereunder shall not operate to relieve the Board of Directors of FSB, or any member thereof, of any responsibility imposed upon it by law,

    V. SERVICES: Subject to the control and supervision of the Board of Directors of FSB, WMC shall, during the term of this contract, provide services as set forth below in the management of FSB. Such services shall include. but not be limited to:

        1. Strategic planning
        2. Tax planning and Budgeting
        3. Business development
        4. Salary administration
        5. Bond and security purchase planning
        6. Community and industry relation
        7. Marketing
        8. Replacement and continuity of management
        9. Problem loan resolution

        10. Other tasks as may be assigned by the Board
        11. Membership on loan committee and problem loan resolution
        12. Quarterly and annual filings of required Federal Reserve Reports

    VI. COMPENSATION: For and in consideration of the functions described, FSB agrees to pay the sum of $36,000-00 (Thirty -Six Thousand and no/100's dollars) annually. Paid in monthly installments of $3,000.00 due on the 10th of each month. Additional fees, based on a billing statement from WMC, not to exceed $50,000 (Fifty Thousand dollars) may be billed annually at an hourly rate of $85.00 per hour for Joel H. Wiens, $65.00 per hour for Lynn
    M. Anthony, and $65.00 per hour for Timothy D. Wiens and $50 for other personnel as deemed necessary, shall be due and payable upon approval at the FSB December Board meeting. All out of pocket expenses of WMC personnel will be reimbursed by FSB. If in the opinion of FSB, the Bank is unprofitable or unable to make such payment, all or any part of the payment due may be deleted. FSB management has determined this fee to be reasonable based on a survey of like type of service available in the market place.


    VII. LIABILITY: Neither WMC nor the personnel furnished by it shall be liable for mistakes or errors in judgement relating to the operations of and shall not be liable for any loss or mistakes of law by an officer furnished by it.

    VIII. BINDING EFFECT: It is further agreed that this contract shall be binding upon all parties hereto and upon all parties hereto and upon their successors and assigns.

    IX. AGREEMENTS: This agreement shall continue in force from year to year until cancelled.

    WITNESS our hands and seal this 21 day of January, 98.

    WESTERN MANAGEMENT CORPORATION              FIRST STATE BANK

    By: /s/ Lynn M Anthony                      By: /s/ Mike Nelson
       ---------------------------                 ------------------